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Exhibit 3.45

AMENDED AND RESTATED BYLAWS OF
KRATOS SOUTHEAST, INC.

ARTICLE I
SHAREHOLDERS

        Section 1.    Annual Meetings.    The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 a.m. on the second Tuesday of the fourth month following the end of the fiscal year of the Corporation, or, if such date is a legal holiday, on the next following business day, provided that failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

        Section 2.    Special Meeting: Call and Notice of Meetings.    Special meetings of the shareholders may be called at any time by the Board of Directors, the President or upon written request of the holders of at least twenty-five (25%) percent of the outstanding common stock. A written demand by a shareholder for a special meeting may be revoked by a writing to that effect by the shareholder received by the Corporation prior to the call of the special meeting. Such special meetings shall be held at such place, either within or without the State of Georgia, as is stated in the call and notice thereof and only such business as is within the purpose or purposes described in the meeting notice may be conducted. Written notice of each meeting of shareholders, stating the time and place of the meeting, and the purpose of any special meeting, shall be mailed to each shareholder entitled to vote at or to notice of such meeting at such shareholder's address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such shareholder waives notice of the meeting. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he or she is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting, except that, any waiver by a shareholder of the notice of a meeting of shareholders with respect to an amendment of the articles of incorporation, a plan of merger or share exchange, a sale of assets, or any other action which would entitle the shareholder to dissent and receive payment for his or her shares shall not be effective unless information as required by the Georgia Business Corporation Code is delivered to the shareholder prior to such shareholder's execution of the waiver of notice or the waiver itself conspicuously and specifically waives the right to such information. Notice of any meeting may be given by the President, the Secretary or by the person or persons calling such meeting. No notice need be given of the date, time and place of reconvening of any adjourned meeting, if the new date, time and place are announced at the meeting before adjournment.

        Section 3.    Quorum: Required Shareholder Vote.    A quorum for the transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is present, action on a matter (other than the election of directors) is approved if the number of votes cast in favor of the action exceeds the number of votes cast opposing the action, unless a greater number of affirmative votes is required by the Articles of Incorporation, a bylaw adopted by the shareholders under Section 14-2-1021 of the Georgia Business Corporation Code, or the Georgia Business Corporation Code. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting notwithstanding the withdrawal of enough shareholders to leave less than a quorum or the adjournment of the meeting unless the adjournment is under circumstances where a new record date is or must be set. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

        Section 4.    Proxies.    Subject to the provisions of Section 14-2-722 of the Georgia Business Corporation Code, a shareholder may vote either in person or by a proxy which such shareholder has duly executed in writing or by an electronic transmission. No proxy shall be valid after eleven (11) months from the date of its execution, except as permitted by law.

        Section 5.    Action of Shareholders Without Meeting.    Any action required to be, or which may be, taken at a meeting of the shareholders, may be taken without a meeting if written consent, bearing the date of signature and setting forth the actions so taken, shall be signed by shareholders who would be entitled to vote at a meeting such shares having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted, except that, such written consent shall not be valid unless (i) the consenting shareholders have been furnished the same materials that, pursuant to the Georgia Business Corporation Code, would have been required to be sent to shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters' rights as provided in Section 14-2-1320 of the Georgia Business Corporation Code, or (ii) the written consent contains an express waiver of the right to receive the material otherwise required to be furnished. Such consent shall have the same force and effect as an affirmative vote of the shareholders and shall be filed with the minutes of the proceedings of the shareholders. Notwithstanding the foregoing, no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest date appearing on a consent delivered to the Corporation for inclusion in the minutes or filing with the corporate records, evidence of written consents signed by shareholders sufficient to act by written consent are received by the Corporation. A written consent may be revoked by a writing to that effect received by the Corporation prior to the receipt by the Corporation of unrevoked written consents sufficient in number to take corporate action. A consent delivered to the Corporation shall become effective on the date of delivery of the last consent required for the Corporation to take action or on such later date as the consent may provide.

ARTICLE II
DIRECTORS

        Section 1.    Power of Directors.    The Board of Directors shall manage the business of the Corporation and may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by any lawful agreement among the shareholders, by the Articles of Incorporation or by these Bylaws.

        Section 2.    Composition of the Board.    The shareholders shall fix by resolution the precise number of members of the Board of Directors. Directors need not be residents of the State of Georgia or shareholders of the Corporation. At each annual meeting, the shareholders shall elect the directors, who shall serve until their successors are elected and qualified, or until their earlier death, resignation or removal from office; provided that the shareholders may, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors, increase or reduce the number of directors and add or remove directors with or without cause at any time.

        Section 3.    Meetings of the Board, Notice of Meetings: Waiver of Notice.    The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders, provided that the failure to hold the annual meeting shall not work a forfeiture or otherwise affect valid corporate acts. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the President or by any two directors (or by any one director if there are two or less directors), and written notice of the date, time and place of such meetings shall be given to each director at least two (2) days before the meeting either in person, or by telephone, telegraph, teletype, facsimile; or other form of wire of wireless communication, or by mail or private carrier. Any director may execute a written wavier of notice, either before or after any meeting, which notice shall be delivered to the Corporation for inclusion in the minutes or for filing with the corporate records; provided, however, that a director shall be deemed to have waived notice of the meeting and of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, if the director is present at such meeting, except when a director objects, at the beginning of the meeting or promptly upon his arrival, whichever is later, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia.

        Section 4.    Quorum: Vote Requirement.    A majority of the directors in office immediately before the meeting shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws.

        Section 5.    Action of Board Without Meeting.    Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all of the directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as an unanimous affirmative vote of the Board of Directors or committee, as the case may be.

        Section 6.    Committees.    The Board of Directors, by resolution adopted by a majority of all of the directors, may designate from among its members an Executive Committee, and/or other committees, each composed of two or more directors, which may exercise such authority as is delegated by the Board of Directors, provided that no committee shall have the authority of the Board of Directors in reference to (i) approving or proposing to shareholders any action that the Georgia Business Corporation Code requires to be approved by the shareholders, (ii) filling vacancies on the Board of Directors or on any of its committees, (iii) amending the Articles of Incorporation of the Corporation pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, (iv) adopting, amending, or repealing the Bylaws of the Corporation, or (v) approving a plan of merger not requiring shareholder approval.

        Section 7.    Vacancies.    A vacancy occurring in the Board of Directors by reason of the removal of a director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining directors. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. A Director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor in office.

        Section 8.    Telephone Conference Meetings.    Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in or conduct a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other simultaneously, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

        Section 9.    Personal Liability of Directors.    No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, other than liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. If the Georgia Business Corporation Code is hereafter amended to authorize the further limitation or elimination of the liability of a director, then the liability of a director of the Corporation shall be limited or eliminated to the fullest extent permitted by the amended Georgia Business Corporation Code. Any repeal or modification of this Section 1 shall be prospective only, and shall not adversely affect any limitation or elimination of the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE III
OFFICERS

        Section 1.    Executive Structure of the Corporation.    The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Board of Directors. Each officer shall hold office for the term for which he or she has been elected or appointed and until his or her successor has been elected or appointed and has qualified, or until his or her earlier resignation, removal from office or death. Any two or more offices may be held by the same person. The Board of Directors may designate a Vice President as an Executive Vice President and may designate the order in which other Vice Presidents may act.

        Section 2.    President.    The President shall be the chief executive officer of the Corporation and shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors. The President shall have the authority to conduct all ordinary business on behalf of the Corporation and may execute contracts, mortgages, agreements or instruments under the seal of the Corporation. The President shall preside at meetings of the shareholders and, if the President is a director, at meetings of the Board of Directors of the Corporation. The President shall have the power to delegate the authority to preside at such meetings to any other person.

        Section 3.    Vice President.    The Vice President or Vice Presidents, if any, shall perform such duties and exercise such powers as the President or the Board of Directors shall request or delegate. In the absence of the President or in the event of the President's death or inability to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; provided, however, that if there is more than one Vice President, any Vice President shall have the authority to execute contracts, mortgages, agreements or instruments under the seal of the Corporation, subject to all the restrictions upon the President relating to such functions, but all other duties of the President shall be performed by the Vice President designated at the time of his or her election, or in the absence of any designation, then in the order of election (or if more than one Vice President is elected at the same meeting, in the order in which they are listed in the resolution electing them), and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

        Section 4.    Secretary.    The Secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors, shall have charge of the minute books and share records and shall have custody of and attest the seal of the Corporation.

        Section 5.    Treasurer.    The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.

        Section 6.    Other Duties and Authority.    Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon him or her by the Board of Directors or delegated to him or her by the President.

        Section 7.    Removal of Officers.    Any officer may be removed at any time by the Board of Directors with or without cause, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

        Section 8.    Vacancies.    Any vacancy in any office, however occurring, may be filled by the Board of Directors, unless the Articles of Incorporation shall have expressly reserved such power to the shareholders.

        Section 9.    Compensation.    The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE IV
STOCK

        Section 1.    Stock Certificates.    The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholders of the Corporation in numerical order from the stock book of the Corporation, and each of which shall bear the name of the shareholder, the number of shares represented, and the date of issue; and which shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation; and which shall be sealed with the seal of the Corporation. No share certificate shall be issued until the consideration for the shares represented thereby has been fully paid.

        Section 2.    Transfer of Stock.    Shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or such shareholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Cancelled" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate) in compliance with Section 5 of this Article.

        Section 3.    Registered Shareholders.    The Corporation may deem and treat the holder of record of any stock as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

        Section 4.    Record Date.    For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

        Section 5.    Lost, Stolen or Destroyed Certificates.    Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as of the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may by issued in lieu of the one alleged to have been lost, stolen or destroyed.

ARTICLE V
DEPOSITORIES, SIGNATURES AND SEAL

        Section 1.    Depositories.    All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

        Section 2.    Contracts and Deeds.    All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the President or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

        Section 3.    Seal.    The seal of the Corporation shall be in such form as approved by the Board of Directors. In the event it is inconvenient to use a seal at any time, the words "Seal" or "Corporate Seal" accompanying the signature of the Secretary or Assistant Secretary of the Corporation shall be the seal of the Corporation. The seal shall be in the custody of the Secretary or Assistant Secretary and shall be affixed by one of them on the share certificates and such other papers as may be directed by law, by these Bylaws or by the Board of Directors.

ARTICLE VI
INDEMNIFICATION

        Section 1.    Authority to Indemnify: Third Party Actions.    Every person now or hereafter serving as a director or officer of the Corporation and any and all former directors and officers may be indemnified and held harmless by the Corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by him in connection with or resulting from any threatened, pending, or completed claim, action, suit, or proceeding (other than an action by or in the tight of the Corporation), whether civil, criminal, administrative, or investigative, whether formal or informal, in which he may become involved, as a party or otherwise, by reason of his being or having been a director or officer of the Corporation, or arising from his status as such, or that he is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, trust, employee benefit plan, or other enterprise, regardless of whether such person is acting in such capacity at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein, the term "loss, cost, liability and expense" shall include, but shall not be limited to, any and all costs, reasonable expenses (including attorneys' fees and disbursements), judgments, penalties, fines, and amounts paid in settlement incurred in connection with any such claim, action, suit or proceeding if such person conducted himself in good faith and such person reasonably believed (i) in the case of conduct in his official capacity, that such conduct was in the best interests of the Corporation; (ii) in all other cases, that such conduct was at least not opposed to the best interests of the Corporation; and (iii) in the case of any criminal proceeding, that the person had no reasonable cause to believe such conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which meets the standard described in the immediately preceding sentence. If any such claim, action, suit or proceeding is settled (whether by agreement, plea of nolo contendere, entry of judgment or consent, or otherwise), the determination in good faith by the Board of Directors of the Corporation that such person acted in a manner that met the standards set forth in this Section 1, shall be necessary and sufficient to justify indemnification. If the Georgia Business Corporation Code is hereafter amended to expand the minimum statutory indemnification rights for directors and officers, then the indemnification rights of directors and officers of the Corporation granted pursuant to this Section 1 shall be construed to provide such minimum indemnification rights to the fullest extent permitted by the amended Georgia Business Corporation Code. Any repeal or modifications to this Section 1 shall be prospective only, and shall not adversely affect any indemnification rights of an officer or director of the Corporation existing at the time of such repeal or modification.

        Section 2.    Authority to Indemnify: Derivative Actions.    The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, employee, trustee or agent of another corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venue, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees and disbursements), and any other amounts now or hereafter permitted by applicable law which are actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in a manner that met the standard set forth in Section 1 of this Article VI; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and then only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction determines upon application that, despite the adjudication of liability in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such, reasonable expenses which the court shall deem proper. Any repeal or modifications to this Section 2 shall be prospective only, and shall not adversely affect any indemnification rights of an officer or director of the Corporation existing at the time of such repeal or modification.

        Section 3.    Advancement of Expenses.    Except as ordered by a court, expenses incurred in any claim, action, suit or proceeding may only be paid or reimbursed by the Corporation in advance of the final disposition of such claim, action, suit or proceeding if authorized by the Board of Directors or shareholders in accordance with the provisions of Section 15-2-853 of the Georgia Business Corporation Code upon receipt from the director or officer of (i) a written affirmation of his good faith belief either that he has met the relevant standard of conduct set forth under Section 14-2-851 of the Georgia Business Corporation Code or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation of the Corporation (as authorized by Section 14-2-202(b)(4) of the Georgia Business Corporation Code), and (ii) a written undertaking by such person to repay such advances if it ultimately shall be determined that such director or officer is not entitled to be indemnified by the Corporation.

        Section 4.    Determination of Indemnification Rights.    Except as ordered by a court, the Corporation may not indemnify a director or officer under this Article unless authorized hereunder and a determination has been made in the specific case that indemnification of the director or officer is permissible under the circumstances because he has met the relevant standard of conduct set forth in either Section 1 or Section 2 hereof. The determination shall be made (i) if there arc two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; (ii) by special legal counsel: (a) selected in the manner prescribed in clause (i) of this sentence; or (b) if there are fewer than two disinterested directors, selected by majority vote of the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or (iii) by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

        Section 5.    Non-Exclusive Right of Indemnification.    The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those indemnified may be entitled, and the Corporation may provide additional indemnity and rights to its directors, officers, employees or agents so long a such additional indemnity and rights are not inconsistent with this Article.

        Section 6.    Insurance.    The Corporation may purchase and maintain insurance, at its expense, on behalf of an individual who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation, as a director, officer, partner, trustee, employee, or agent of another corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in any such capacity or arising from his status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify him against the same liability under this Article.

        Section 7.    Miscellaneous.    The provisions of this Article VI shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having the right of indemnification or advancement of expenses under the provisions of this Article, such rights shall inure to the benefit of his heirs, executors, administrators and personal representatives. If any part of this Article VI should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

ARTICLE VII
AMENDMENT OF BYLAWS

        The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed and new bylaws adopted by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the directors then in office. Action by the shareholders with respect to the Bylaws shall be taken by an affirmative vote of a majority of all shares outstanding and entitled to vote.

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  Exhibit 3.45
AMENDED AND RESTATED BYLAWS OF KRATOS SOUTHEAST, INC.
ARTICLE I SHAREHOLDERS
ARTICLE II DIRECTORS
ARTICLE III OFFICERS
ARTICLE IV STOCK
ARTICLE V DEPOSITORIES, SIGNATURES AND SEAL
ARTICLE VI INDEMNIFICATION
ARTICLE VII AMENDMENT OF BYLAWS